Stanley Black & Decker Reports Record 1Q 2021 Results

New Britain, Connecticut, April 28, 2021 … Stanley Black & Decker (NYSE: SWK) today announced first quarter 2021 financial results.

•1Q’21 Revenues Totaled $4.2 Billion, Up 34% Versus Prior Year Led By Tools & Storage With All Segments Contributing To 31% Organic Growth
•1Q’21 Gross Margin Was 37.3%; Excluding Charges, 1Q’21 Gross Margin Was 37.4% Up 440 Basis Points Versus Prior Year
•1Q’21 Operating Margin Was 16.9%; Excluding Charges 1Q’21 Operating Margin Was 17.6%, Up 760 Basis Points Versus Prior Year Driven By Volume, Price, Cost Control And Margin Resiliency
•1Q’21 Diluted GAAP EPS Was $2.98; Excluding Charges, 1Q’21 Diluted EPS Was $3.13, Up 161% Versus Prior Year
•Raising 2021 Diluted GAAP EPS Guidance Range To $10.15 - $10.55 (From $9.15 - $9.85); Raising Adjusted EPS To $10.70 - $11.00 (From $9.70 - $10.30); Reiterating Free Cash Flow To Approximate Net Income
•Board Of Directors Increases Share Repurchase Authorization To 20 Million Shares

1Q’21 Key Points:

•Net sales for the quarter were $4.2 billion, up 34% versus prior year from volume (+29%), price (+2%) and currency (+3%).

•The gross margin for the quarter was 37.3%. Excluding charges, gross margin was 37.4%, up 440 basis points from prior year as volume, price, mix benefits from innovation, productivity and cost management more than offset higher operating costs related to strong Tools & Storage demand.

•SG&A expenses were 20.3% of sales. Excluding charges, SG&A expenses were 19.8% of sales compared to 23.0% in 1Q’20, as the benefits of cost savings programs and strong operating leverage were partially offset by investments related to new growth initiatives across the businesses.

•The tax rate was 19.8%. Excluding charges, tax rate was 20.0% versus 12.5% in 1Q’20.

Exhibit 99.1

•Working capital turns for the quarter were 7.1, up 1.1 turns versus prior year, reflecting strong revenue performance.

Stanley Black & Decker’s CEO, James M. Loree, commented, “Our record-setting growth and strong margins continued in the first quarter, building on the momentum from the second half of last year. We generated 31% organic growth leveraging our robust portfolio of innovations coupled with positive secular trends and vibrant markets, significant gross and operating margin expansion supported by our cost actions and margin resiliency program, and record adjusted EPS. Our exceptionally strong start to 2021 has led us to improve our revenue and EPS outlook for the year. Our team continues to do a phenomenal job remaining agile in this dynamic market, working to serve our valued customers across the globe.

“As we look to the future, our portfolio is uniquely positioned to benefit from key trends, several of which have been accelerated and amplified by the pandemic: the consumer reconnection with the home and garden, eCommerce, electrification and health and safety. We are capitalizing on this opportunity by funding innovation, commercial and capacity investments to support continued organic growth and share gains. Additionally, our option to acquire the remaining stake in MTD in July has the potential to create an exciting multi-year runway for growth and significant EPS and cash flow accretion.

“We have a proven formula for performance, becoming known as one of the world’s most innovative companies and elevating our commitment to social responsibility (ESG). This vision for winning in the 2020s, coupled with the SBD Operating Model, underlies our plan for sustainable growth, margin expansion and meaningful benefits for all stakeholders.”

1Q’21 Segment Results

($ in M)
	Sales	Profit	Charges[1]	Profit Ex- Charges[1]	Profit Rate	Profit Rate Ex- Charges[1]

Tools & Storage	$3,063	$651.3	$4.2	$655.5	21.3%	21.4%

Industrial	$658	$101.2	$3.6	$104.8	15.4%	15.9%

Security	$477	$34.6	$5.8	$40.4	7.3%	8.5%

1 See Merger And Acquisition (“M&A”) Related And Other Charges On Page 5

Exhibit 99.1
•Tools & Storage net sales increased 48% versus 1Q’20 due to volume (+42%), price (+3%) and currency (+3%). All regions enjoyed extraordinary organic growth and share gain with North America +41%, Europe +47% and emerging markets +67%, and benefited from industry leading innovation and strong professional demand, coupled with secular shifts related to the consumer reconnection with the home and garden, outdoor product electrification and eCommerce. North America growth was driven by a robust performance in retail and a surge in the commercial and industrial channels. Exceptionally strong point-of-sale demand in U.S. retail continued during the first quarter and retailer inventory ended relatively in line with 4Q’20 levels. Europe delivered growth in all regions with strong performance in retail brick and mortar and eCommerce channels. Emerging market growth was driven by construction-related demand with all major markets contributing. The Tools & Storage segment profit rate, excluding charges, was 21.4%, up 990 basis points versus 1Q’20, as volume, price, productivity and cost control were partially offset by higher costs in the supply chain to serve increased demand and new growth investments.

•Industrial net sales expanded 11% versus 1Q’20 as volume (+6%), the CAM acquisition (+3%) and currency (+3%) were partially offset by an Oil & Gas product line divestiture (-1%). Engineered Fastening organic growth was up 9% as double-digit automotive and general industrial growth driven by market rebounds were partially offset by lower volume in aerospace. Infrastructure organic revenues were down 2% as 16% growth in Attachment Tools was offset by significantly reduced pipeline activity in Oil & Gas. The overall Industrial segment profit rate, excluding charges, was 15.9%, up 270 basis points from 1Q’20, as the benefits from volume, productivity and cost reductions were partially offset by growth investments.

•Security net sales grew 2% versus 1Q’20 as currency (+4%), price (+1%) and acquisitions (+1%) were partially offset by divestitures (-4%). North America was flat organically as growth from health and safety offerings within automatic doors and healthcare was offset by lower installations within commercial electronic security as its field organization continued to experience productivity challenges due to slow customer re-openings. Europe was up 4% organically as new data-driven product solutions supported growth in France and the Nordics. The executable backlog is at record highs which will enable accelerated organic growth for the remainder of 2021. The overall Security segment profit rate, excluding charges, was 8.5%, up 110 basis points versus the prior year, as price and cost control were partially offset by the impact from growth investments.

Exhibit 99.1

Updated 2021 Outlook

Management is raising and narrowing its 2021 EPS outlook to $10.15 - $10.55 from $9.15 To $9.85 on a GAAP basis, and to $10.70 - $11.00 from $9.70 - $10.30 on an adjusted basis. The Company is also reiterating free cash flow to approximate net income. The primary factors for the increased EPS guidance include stronger organic growth, incremental pricing and margin resiliency actions, which are expected to be partially offset by increased commodity inflation. Management will discuss its 2021 planning assumptions in more detail on today’s earnings call.

Donald Allan Jr., President and CFO, commented, “We have raised guidance to reflect the exceptional start to the year and improved demand outlook across most of our businesses. The organization is focused on day-to-day execution and operational excellence in accordance with the SBD Operating Model. This includes both making investments to advance our portfolio of growth catalysts and driving our margin resiliency program and pricing initiatives to support sustainable margin improvement in the face of increasing commodity inflation.

“This revised 2021 guidance will result in organic revenue growth ranging from 11-13% and adjusted EPS growth of approximately 20% at the midpoint. We continue to prepare the Company’s operations for a second half which could be much stronger than our current guidance, so we are prepared to maximize our performance if market conditions continue to be very strong into the second half.

“Finally, we are confident that we have positioned the Company to deliver above-market organic growth with operating leverage, strong free cash flow generation and top-quartile shareholder returns over the long-term.”

The difference between 2021 GAAP and adjusted EPS guidance is $0.45 - $0.55, consisting of acquisition-related and other charges. These forecasted charges primarily relate to facility moves, deal and integration costs and functional transformation initiatives.

Exhibit 99.1
Merger And Acquisition (“M&A”) Related And Other Charges

Total pre-tax M&A related and other charges in 1Q'21 were $30.0 million, primarily related to functional transformation initiatives and facility-related charges. Gross profit included $5.2 million of these charges while SG&A included $20.0 million. Other, net and Restructuring included $1.5 million and $2.3 million of these charges, respectively. M&A related and other charges in 1Q’21 also included a $1.0 million charge related to divestitures.

Share of net earnings of equity method investment included $0.2 million of charges.

The Company will host a conference call with investors today, April 28, 2021, at 8:00 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

The call will be accessible by telephone within the U.S. at (877) 930-8285, from outside the U.S. at +1 (253) 336-8297, and via the Internet at www.stanleyblackanddecker.com. To participate, please register on the website at least fifteen minutes prior to the call and download and install any necessary audio software. Please use the conference identification number 1498930. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or +1 (404) 537-3406 using the passcode 1498930. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a leading $14.5 billion global diversified industrial with 53,000 employees in more than 60 countries. The Company operates the world’s largest tools and storage business; the world’s second largest commercial electronic security company; and is a global industrial leader of highly engineered solutions within its engineered fastening and infrastructure businesses.

Exhibit 99.1
Investor Contacts:
Dennis Lange
Vice President, Investor Relations
dennis.lange@sbdinc.com
(860) 827-3833

Cort Kaufman
Director, Investor Relations
cort.kaufman@sbdinc.com
(860) 515-2741

Christina Francis
Director, Investor Relations
christina.francis@sbdinc.com
(860) 438-3470

Media Contacts:

Shannon Lapierre
Vice President, Communications & Public Relations
shannon.lapierre@sbdinc.com
(860) 827-3575

Organic sales growth is defined as total sales growth less the sales of companies acquired and divested in the past twelve months and any foreign currency impacts. Operating profit is defined as sales less cost of sales and selling, general and administrative expenses. Management uses operating profit and its percentage of net sales as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners, and is useful information for investors. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common and preferred stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The normalized statement of operations and business segment information, as reconciled to GAAP on pages 12 and 13, is considered relevant to aid analysis of the Company’s profit and earnings results aside from the material impact of the M&A related and other charges.

Exhibit 99.1
CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

This document contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws, including any projections or guidance of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among other, the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services; (ii) macroeconomic factors, including global and regional business conditions (such as Brexit), commodity prices, inflation and deflation, and currency exchange rates; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business, including those related to tariffs, taxation, data privacy, anti-bribery, anti-corruption, government contracts and trade controls such as section 301 tariffs and section 232 steel and aluminum tariffs; (iv) the economic, political, cultural and legal environment of emerging markets, particularly Latin America, Russia, China and Turkey; (v) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures, including the successful integration of the CAM acquisition into the Company; (vi) pricing pressure and other changes within competitive markets; (vii) availability and price of raw materials, component parts, freight, energy, labor and sourced finished goods; (viii) the impact the tightened credit markets and change to LIBOR and other benchmark rates may have on the Company or its customers or suppliers; (ix) the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; (x) the Company's ability to identify and effectively execute productivity improvements and cost reductions; (xi) potential business and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, pandemics, sanctions, political unrest, war, terrorism or natural disasters; (xii) the continued consolidation of customers, particularly in consumer channels and the Company’s continued reliance on significant customers; (xiii) managing franchisee relationships; (xiv) the impact of poor weather conditions and climate change; (xv) maintaining or improving production rates in the Company's manufacturing facilities, responding to significant changes in customer preferences, product demand and fulfilling demand for new and existing products, and learning, adapting and integrating new technologies into products, services and processes; (xvi) changes in the competitive landscape in the Company's markets; (xvii) the Company's non-U.S. operations, including sales to non-U.S. customers; (xviii) the impact from demand changes within world-wide markets associated with homebuilding and remodeling; (xix) potential adverse developments in new or pending litigation and/or government investigations; (xx) the incurrence of debt and changes in the Company's ability to obtain debt on commercially reasonable terms and at competitive rates; (xxi) substantial pension and other postretirement benefit obligations; (xxii) potential regulatory liabilities, including environmental, privacy, data breach, workers compensation and product liabilities; (xxiii) attracting and retaining key employees, managing a workforce in many jurisdictions, work stoppages or other labor disruptions; (xxiv) the Company's ability to keep abreast with the pace of technological change; (xxv) changes in accounting estimates; (xxvi) the Company’s ability to protect its intellectual property rights and associated reputational impacts; and (xxvii) the continued adverse effects of the COVID-19 pandemic and an indeterminate recovery period.

Additional factors that could cause actual results to differ materially from forward-looking statements are set forth in the Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q, including under the heading "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in the Consolidated Financial Statements and the related Notes.

Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents attached that are incorporated by reference speak only as of the date of those documents. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.